013548.00013:946207.04
       SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

     This SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "Agreement") is made this 24th day of January, 2006, by and between WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company formerly known as Wells Fargo Retail Finance, LLC (together with its successors and assigns "WFRF"), having an office at One Boston Place, 18th Floor, Boston, Massachusetts 02108 Attention: Lynn Whitmore, and RONHOW, LLC, a Georgia limited liability company ("Participant"), having an office at 3290 Northside Parkway, Suite 250, Atlanta, Georgia 30302,
Attention:  Bob Anderson.

      WHEREAS, WFRF has entered into certain secured financing arrangements with the following corporations and limited partnerships (each a "Borrower" and, collectively, the "Borrowers"): HAROLD'S STORES, INC., an Oklahoma corporation, HAROLD'S FINANCIAL CORPORATION, an Oklahoma corporation, HAROLD'S DIRECT, INC., an Oklahoma corporation, HAROLD'S STORES OF TEXAS, L.P., a Texas limited partnership, and HAROLD'S OF JACKSON, INC., a Mississippi corporation, pursuant to which WFRF has made and may hereafter make loans to, and has provided and may hereafter provide financial accommodations for the benefit of, Borrowers;

       WHEREAS, Participant originally acquired from WFRF a $2,000,000 ongoing participation interest in WFRF's Transactions (as defined below) with Borrowers pursuant to that certain Participation Agreement, dated as of July 10, 2003, between WFRF and Participant (the "Original Participation Agreement");

     WHEREAS, the Original Participation Agreement was amended, restated and superseded in all respects by that certain Amended and Restated Participation Agreement, dated as of April 29, 2004, between WFRF and Participant (as so amended and restated, the "Existing Participation Agreement"), pursuant to which the Participant acquired an additional participation interest in WFRF's Transactions (as defined below) with Borrowers such that as of the date of this Agreement Participant owns an aggregate participation interest in such Transactions in the amount of $4,000,000;

      WHEREAS, Participant desires to acquire from WFRF, and WFRF desires to sell to Participant, an additional $3,000,000 ongoing participation interest in WFRF's Transactions (as defined below) with Borrowers, for a total aggregate participation of $7,000,000, upon the terms and conditions set forth in this Agreement; and

      WHEREAS,  in  order to facilitate the foregoing,  WFRF  and
Participant  have  agreed to amend, restate and  replace  in  all
respects   the   Existing  Participation  Agreement   with   this
Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

     1.  DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Advances" All loans, advances, or other financial accommodations made, or to be made, by WFRF to, or on behalf of, Borrowers pursuant to the Loan Agreement, and all other items (other than interest or other compensation) chargeable to Borrowers pursuant to the Loan Agreement or any other Loan Document.

          "Affiliate" As applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of capital stock, by contract, or otherwise.

          "Collateral"  All  property,  security  interests   and
intercreditor agreements received by WFRF or Participant pursuant
to   the  Loan  Documents  or  otherwise  acquired  by  WFRF   or
Participant in connection with the Transactions.

          "Collections" All monies received by WFRF from Borrowers or from other sources on account of the Obligations or as a result of the exercise of any right or remedy (including any right of set-off) by WFRF, Participant or any of their respective Affiliates, including without limitation, any and all proceeds of the Collateral.

          "Loan Agreement" The Loan and Security Agreement, dated as of February 5, 2003, by and among, on the one hand, the lenders identified on the signature pages thereof (including their respective successors and assigns), WFRF as collateral agent and administrative agent for such lenders and any other holder of the Obligations thereunder and, on the other hand, the Borrowers, as amended by each of the following and as the same may be further amended, supplemented, restated or renewed from time to time: (a) Amendment No. 1 to Loan and Security Agreement, dated July 10, 2003, by and among WFRF, as a lender, collateral agent and administrative agent and the respective
Borrowers, (b) Amendment No. 2 to Loan and Security Agreement, dated April 29, 2004, by and among WFRF, as a lender, collateral agent and administrative agent and the respective Borrowers and
(c) Amendment No. 3 to Loan and Security Agreement, dated January 24, 2006, by and among WFRF, as a lender, collateral agent and administrative agent and the respective Borrowers.

          "Loan Documents" The Loan Agreement and the Bank Product Agreements, the Cash Management Agreements, the Credit Card Agreements, all Control Agreements, the Disbursement Letter, the Guaranty, the Letters of Credit, any and all Mortgages, each Perfection Certificate, the Copyright Security Agreement, the
Stock Pledge Agreement, the Trademark Security Agreement, the Intercompany Subordination Agreement, any Bank Product Agreement, any certificates (including without limitation, the Borrowing Base Certificate and the Compliance Certificate) from time to time delivered by a Borrower pursuant to the Loan Agreement or any other Loan Document, any note or notes executed by a Borrower in connection with the Loan Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with the Loan Agreement.

          "Major Change" Any amendment to, or any consent or waiver with respect to, the Loan Agreement or any of the other Loan Documents that would amend Sections 2.4(c) or 2.11(d) of the Loan Agreement; provided; however, nothing in this herein shall limit or impair the ability of Agent or WFRF to increase, or impose additional, Reserves in accordance with the Loan Agreement without regard to the impact of such increased or additional Reserves upon Excess Availability or the ability of Borrowers to repay the Obligations in accordance with the terms of the Loan Agreement.

          "Participant's Commitment" Participant's obligation to WFRF to purchase a portion of WFRF's outstanding Advances in an aggregate principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000) in accordance with Section 2 below, which obligation is inclusive of prior purchases under the Original Participation Agreement and the Existing Participation Agreement.

          "Participant's Investment" Participant's aggregate purchase price paid to WFRF pursuant to this Agreement, the Existing Participation Agreement and the Original Participation Agreement, in the aggregate amount of SEVEN MILLION AND NO/100 Dollars ($7,000,000), plus all additional sums paid by Participant to WFRF hereunder from and after the date hereof, plus accrued but unpaid interest in respect of the Restricted Advance calculated at the rates and otherwise in accordance with the Loan Documents (to the extent the Borrowers shall be obligated to accrue and pay such amounts to WFRF pursuant to the Loan Documents and applicable law), less all principal and interest payments sent to Participant in respect of the Restricted Advance.

          "Transactions" All actions taken and to be taken by WFRF, Borrowers, and/or any other party in connection with the Loan Documents from and after the date hereof.

          "WFRF's Investment" All Obligations owing by one or more Borrowers to WFRF under the Loan Documents (inclusive of principal, interest, fees, expenses and any amounts paid to any person by WFRF in respect of any letters of credit), less the Participant's Investment.

          1.2 Other Defined Terms. Capitalized terms used in this Agreement that are defined in the Loan Agreement shall be construed and defined as set forth from time to time in the Loan
Agreement.

          1.3 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this
Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns.

     2.  SALE OF PARTICIPATION

          2.1 WFRF hereby agrees to sell to Participant, and Participant hereby agrees to purchase, a portion of WFRF's Advances to Borrowers in an aggregate principal amount equal to SEVEN MILLION AND NO/100 DOLLARS ($7,000,000) (inclusive of prior purchases made by Participant pursuant to the Original Participation Agreement and the Existing Participation Agreement) at a purchase price equal to one hundred percent (100%) of the stated principal amount thereof on or before the date hereof. All purchases made by Participant, shall be made by wire transfer of good funds to WFRF in accordance with the following wire transfer instructions:

                    JPMorgan Chase Bank
                    New York, New York*
                    ABA# 021000021
                    Credit to: Wells Fargo Foothill, Inc.
                    Account No. 323-266193
                    Re: Harold's Stores, Inc.
                    Advise: Lynn Whitmore 617.854.7247

          2.2   Except  as  otherwise expressly provided  in  (a)
Section 3.5 of this Agreement as to (i) accrued but unpaid interest in respect of Participant's Investment and (ii) payments of the extension fee as set forth in Section 2.11(d) of the Loan Agreement and (b) Section 2.4(c) of the Loan Agreement, all Collections (including amounts received, or deemed received, upon the issuance of capital stock), payments of principal, interest, fees and any other sums payable by Borrowers or any other party in respect to the Obligations shall be allocated as follows:

          FIRST: all payments made by or on behalf of the Borrowers shall be received and retained by WFRF, for WFRF's account and in repayment of WFRF's Investment (including payment of Lender Group Expenses and similar items), until such time as the entire amount of WFRF's Investment has been indefeasibly paid in full in cash and WFRF has no further obligation to make Advances to, or for the account of, Borrowers; and

          SECOND: all payments thereafter received by WFRF shall be sent to Participant for Participant's account and in repayment of the Participant's Investment from time to time remaining outstanding.

          Participant expressly acknowledges and agrees that in the event WFRF's Investment shall have been reduced to zero but WFRF's obligation to make Advances to, or for the benefit of, Borrowers has not been terminated, then any Collections or other amounts received in respect of the Obligations may, at WFRF's option, be retained by WFRF as cash collateral for the Obligations (including expressly contingent Obligations, Lender Group Expenses or future Advances) pursuant to the Loan Documents or returned to Borrowers. At such time as (i) WFRF's Investment (other than indemnification rights stated in the Loan Agreement to survive termination of the Loan Agreement if no claims that could give rise to such rights shall be pending, or have been threatened, against WFRF or Borrowers) shall have been indefeasibly paid in full, in cash (including payment of any applicable termination fees and premiums and cash collateralization of any outstanding Letters of Credit in accordance with the Loan Agreement), (ii) no further agreement of WFRF to make Advances to, or for the benefit of, Borrowers shall be continuing, and (iii) Borrowers and Participant shall have released WFRF from all liabilities in respect of the Loan Agreement, the Loan Documents, this Agreement (in the case of Participant only) and the Transactions pursuant to a written release in form acceptable to WFRF, WFRF shall, at the written request of Participant, assign to Participant (without representation, recourse or warranty) all WFRF's right, title and interest in the Loan Documents, subject to provisions requiring the re-assignment of such interest to WFRF in the event any portion of the Collections received and applied in reduction of WFRF's Investment shall be required to be to disgorged to any person.

     3.  PROCEDURES

          3.1 WFRF will keep records of all Obligations and Collateral that are in its possession, appropriately marked to show the interest of Participant therein; and Participant or its designees may inspect or copy same at reasonable times during normal business hours, at Participant's sole expense. WFRF will, from time to time, at the request of Participant furnish Participant with copies of future Loan Documents, and with such additional information with respect to the Loan Documents, the Transactions, the Collateral and/or the financial condition and operations of Borrower as Participant may reasonably request and WFRF may possess and in its sole discretion may deem appropriate to provide to Participant; provided, however, that (a) the foregoing provisions shall not entitle Participant to obtain copies of WFRF's internal analyses, credit memoranda, appraisals or other information not otherwise provided to Borrowers and (b) WFRF shall not be liable to Participant for any damages resulting from any inaccuracy or incompleteness of any information or documentation provided to Participant pursuant to this Agreement or otherwise.

          3.2 Upon the written request of Participant (but not more frequently than monthly) during the term of this Agreement, WFRF promptly will deliver statements to Participant showing the status of the Transactions and the Obligations as of the last day of the preceding month and the activity during such preceding month. Any accounting rendered by WFRF to Participant shall be deemed correct and binding unless Participant notifies WFRF by certified mail, return receipt requested, to the contrary, within thirty (30) days after the date when each such accounting is mailed or otherwise delivered to Participant (including delivery by electronic mail). Promptly following the written request of Participant, but without any representation or warranty as to the accuracy or completeness thereof, and subject to the proviso at the end of Section 3.1 hereof, WFRF will deliver to Participant copies of all financial statements, reports, and officers' certificates reasonably requested by Participant and that have been delivered by Borrowers to WFRF pursuant to the Loan Agreement.

          3.3 Participant acknowledges that WFRF has not made, and does not make, any representations or warranties, express or implied, as to any of the following: (a) Borrowers' financial condition; (b) the validity, enforceability or collectibility of the Obligations, any liens purportedly securing the same or any provision(s) of the Loan Documents; or (c) the perfection or priority of any liens purportedly securing all or any portion of the Obligations. Participant hereby represents and warrants that Participant is fully familiar with, and has made its own independent evaluation and determination of the foregoing matters and is not relying upon WFRF in connection with any such evaluation and determination.

          3.4 All Collections will be applied to Borrowers' account with WFRF at such time and in such manner as is provided in the applicable Loan Documents. All payments shall be made by wire transfer according to wiring instructions delivered by each party to the other party hereto from time to time.

          3.5 On a monthly basis, WFRF shall remit to Participant out of funds actually received by WFRF in respect of interest on the Advances, compensation on the outstanding amount of Participant's Investment at the annual rate of interest paid by Borrowers to WFRF in respect of the Restricted Advance, said rate to be accrued from and after the date of WFRF's making of the Restricted Advance to Borrowers and calculated (including changes thereto) in accordance with the Loan Agreement. Further, on a monthly basis, WFRF shall remit to Participant 100% of funds actually received by WFRF in respect of the extension fee set forth in Section 2.11(d) of the Loan Agreement if and to the extent no other amounts then due and payable to WFRF under the Loan Agreement or the other Loan Documents shall remain unpaid. Nothing herein shall entitle Participant to receive, demand or sue for payment of any amounts to the extent such amounts are not actually received by WFRF, and such rights are hereby waived and released. Notwithstanding the foregoing provisions of this
Section  3.5, during the continuation of an Event of Default  (as defined in the Loan Agreement), WFRF may elect to suspend the forwarding of payments contemplated by this Section 3.5 to Participant (any amounts not paid to Participant due to the continuation of an Event of Default are referred to herein as "Suspense Amounts"), and such Suspense Amounts shall not accrue interest during the period retained by WFRF as a result of the continuation of an Event of Default. To the extent WFRF shall elect to waive or accept cure of such Event of Default prior to the acceleration of the Obligations (or the deemed acceleration of the Obligations under the Loan Agreement, whether or not enforceable against the Borrowers under applicable bankruptcy laws), promptly following such acceptance of cure or waiver, WFRF shall forward the Suspense Amounts to Participant in accordance with this Agreement. For purposes of this Agreement, an "Event of Default" shall be deemed to be continuing at all times during which an Overadvance is continuing under the applicable Loan Documents and, similarly, the entry into any between Borrowers and WFRF of a forbearance or similar arrangement shall not be deemed to be a waiver or cure of any Event of Default unless specifically so provided in any written agreement relating to such forbearance or similar agreement. To the extent the Obligations shall be accelerated (or shall be deemed to be accelerated under the Loan Agreement, whether or not enforceable against the Borrowers under applicable bankruptcy laws) as a result of such Event of Default, WFRF may apply all Suspense Amounts, together with any other amounts payable to Participant pursuant to this Section 3.5 from and after the date of such acceleration (or deemed acceleration), in reduction of WFRF's Investment, and no such amounts shall be payable to Participant and there shall be no accrual of such amounts as part of Participant's Investment. Participant acknowledges and agrees that, pursuant to the Loan Documents and this Agreement: (a) WFRF may apply any amounts received by WFRF first to outstanding fees and reimbursement obligations owing by Borrowers to WFRF in accordance with the Loan Agreement notwithstanding any contrary requests or designations by Borrowers; and (b) WFRF may apply any amounts received in respect of accrued but unpaid interest comprising part of WFRF's Investment prior to any remittance of payments to Participant pursuant to this Section 3.5. Participant hereby consents to such application in lieu of application in respect of Participant's Investment (it being expressly understood and acknowledged by Participant that, at WFRF's option, all outstanding fees and reimbursement obligations and interest in respect of all Obligations, other than the Restricted Advance, may be received and applied for the account of WFRF before interest accrued in respect of the Restricted Advance shall be paid for application in respect of Participant's Investment). Participant shall not be entitled to any compensation based upon any float or any similar charges provided under the Loan Agreement or attributable to the ordinary course processing of WFRF, nor shall Participant share in any servicing fees, amendment fees, waiver fees, collateral maintenance, early termination, commitment or other fees (other than the extension fee expressly addressed in this Section 3.5) paid, or payable, by Borrowers to WFRF. Participant shall not share in any financial examination, documentation or appraisal fees paid to WFRF. Participant shall not share in recovery by WFRF of any other out-of-pocket expenses incurred by WFRF and reimbursable by Borrowers; provided, however, WFRF hereby acknowledges and agrees that Participant shall have no obligation to make any further advances to WFRF in respect of any such expenses.

          3.6 Participant acknowledges and understands that (a) the annual interest rate charged by WFRF to Borrowers floats in accordance with the Loan Agreement and accordingly may increase or decrease as therein provided and (b) the contemplated maturity date of the Restricted Advance is February 5, 2010.

          3.7 In the event that WFRF is required, for any reason, to repay Borrowers or any other person all or any portion of any payment which was remitted to Participant pursuant to this Agreement, Participant shall remit to WFRF one hundred percent (100%) of any such amount required to be repaid by WFRF without reduction, offset or withholding and Participant's Investment shall be adjusted accordingly.

          3.8 WFRF shall not have, and does not assume, any liability to Participant for the repayment of all or any portion of Participant's Investment to the extent that such funds are not actually received by WFRF from Borrowers. All Collections that are to be applied in respect of Participant's Investment in accordance with this Agreement shall be held in trust for Participant.

          3.9 WFRF shall bear all costs and expenses of managing and servicing the Transactions, and WFRF hereby acknowledges and agrees that Participant shall have no obligation to make any further advances to WFRF in respect of any such costs and expenses. As between WFRF and Participant and except as otherwise expressly provided by Section 6.5 below, each party hereto shall bear its respective costs and expenses incurred in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby; provided, however, nothing in this sentence shall limit or prohibit WFRF from seeking reimbursement of its costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby from Borrowers in accordance with the Loan Documents.

     4.  MANAGEMENT

          4.1 All of the Obligations and other Transactions shall be made and conducted in WFRF's name, and all of the Collateral and Collections shall be held by or on behalf of WFRF in its sole name. WFRF shall have the exclusive right to administer the Loan Documents, to perform and enforce the terms thereof (including before and after an Insolvency Proceeding), to exercise all privileges and rights exercisable or enforceable by WFRF under the Loan Documents, and to manage any accounts of Borrowers maintained with WFRF in connection therewith, according to WFRF's discretion and in the exercise of its normal business judgment. WFRF hereby expressly appoints Participant as WFRF's agent for the purposes of perfecting WFRF's security interest in any of the Collateral that may at any time come into the possession of Participant. Except as provided below with respect to Major Changes, WFRF shall have the sole and continuing right without the consent or other participation of Participant to (i) enter into and agree to supplements, amendments, modifications, substitutions or releases of, or with respect to, the Loan Agreement and the Loan Documents, (ii) release any Collateral or accept any substitutions thereof, (iii) conduct any liquidation of Collateral or take other actions against the Borrowers or their respective properties, (iv) waive any Default or Event of Default, (v) compromise the amount of, or release the Borrowers from all or any portion of their liability with respect to, all or any portion of the Obligations (including expressly all or any portion of the Restricted Advance) or (vi) otherwise administer the Transaction as if the Participant did not participate therein. The foregoing notwithstanding, WFRF shall not agree to any Major Change without first obtaining the consent of Participant (which consent shall not be unreasonably withheld or delayed). WFRF shall not be liable to Participant for any action taken or omitted or for any error in judgment, except for its own bad faith, gross negligence, or willful misconduct. Notwithstanding the foregoing Section 4.1(v), WFRF agrees to provide Participant with 15 days' prior written notice in the event WFRF elects to compromise in writing the amount of the Obligations pursuant to Section 4.1(v) preceding; provided, however, Participant agrees (a) the failure to deliver such notice shall not limit the authority of WFRF to effect such compromise, (b) no notice shall be required in connection with compromises made in the ordinary course of business, including releases in respect of refunded fees, overcharges, disputed portions of the Obligations or other similar amounts, and (c) no notices are required in connection with the determination of amounts required, or agreed, to be credited to the Obligations in respect of sales or releases of Collateral, whether through foreclosure or at the request of Borrower(s) or in exchange for release of such Collateral from Liens therein.

          4.2 To the extent of Participant's Investment, WFRF is and shall be Participant's agent, but WFRF is not, and shall not under any circumstances be deemed to be, a fiduciary for Participant in administering and servicing the Loan Documents or in any other capacity. Participant shall not be deemed to be a "Lender" for purposes of the Loan Agreement or any other Loan Documents, it being understood that the interest herein sold and bought is a participation interest pursuant to Section 14(e) of the Loan Agreement and not an assignment of all or any portion of the Obligations, the Loan Documents or the Transactions, all of which rights are expressly retained exclusively by WFRF. Nothing contained herein shall confer upon either WFRF or Participant any proprietary interest in, or subject either of them to any liability for or with respect to, the business, assets, profits, losses, or obligations of the other, except only as to the
Obligations and other Transactions to the extent of the participation hereby created.

          4.3 Participant shall not sell, pledge, assign, sub-participate, or otherwise transfer directly or indirectly (including expressly any such sale, assignment or transfer effected through the admission or one or more additional members of Participant) all or any part of its interest hereunder without WFRF's prior written consent. Participant acknowledges that W. Howard Lester, an individual, and Ronald De Waal, an individual, own, directly, or indirectly, 100% of the membership interests in Participant and acknowledges and agrees that neither W. Howard Lester or Ronald De Waal shall sell, pledge, assign, or otherwise transfer all or any part of their respective interests in and to Participant without WFRF's prior written consent. WFRF may participate or otherwise transfer or assign its interest at any time, subject to the rights of Participant granted herein. WFRF may sell, pledge, or assign additional participations in the Obligations without Participant's consent. WFRF agrees to notify Participant of any change in its interest in the Obligations; provided, however, the failure to timely provide such notice shall not limit or invalidate any such change in WFRF's interest in the Obligations.

     5.  TERMINATION

          5.1 Either WFRF or Participant may, upon not less than thirty (30) days prior written notice to the other, voluntarily terminate the participation hereby created as of the termination date designated in such written notice (the "Termination Date").

          5.2 If WFRF shall have exercised the option to termination this Agreement pursuant to Section 5.1, on the specified Termination Date WFRF shall pay to Participant the outstanding balance of Participant's Investment. In the event Participant shall have exercised the option to terminate this Agreement pursuant to Section 5.1, on the specified Termination Date Participant shall (a) pay in cash to WFRF the outstanding balance of WFRF's Investment (including any early termination premium applicable under the Loan Agreement as of the Termination Date, an amount sufficient to cash collateralize any outstanding Letters of Credit in accordance with the Loan Documents and all fees, costs and expenses incurred by WFRF and otherwise subject to reimbursement by Borrowers) and (b) deliver a written termination of the Loan Documents in form acceptable to WFRF duly executed by Borrowers pursuant to which (i) Borrowers shall terminate all obligations of WFRF to provide Advances to, or for the benefit of, Borrowers and (ii) release WFRF from any and all liabilities in respect of the Loan Documents and/or the Transactions. Upon fulfillment of the foregoing obligations, as applicable, each party shall thereupon be relieved of any liability to the other party in connection herewith. WFRF may make and enter into additional obligations and other transactions with Borrowers after the Termination Date, and such additional obligations and other transactions shall be for WFRF's own account, and Participant shall have no rights or interests therein or liability therefor.

          5.3 WFRF and Participant acknowledge and agree that, pursuant to the Option Agreement, Participant may elect to acquire certain preferred stock in one or more Borrowers, and in connection with such acquisition of preferred stock, Participant may elect to terminate this Agreement. In order to facilitate such termination of this Agreement, WFRF and Participant hereby agree that Participant may terminate this Agreement and WFRF shall credit the Obligations of Borrowers with an amount equal to the Participant Investment upon fulfillment of the following conditions:

               (a) all consideration for such termination shall be the issuance of additional shares of the Series 2003-A Preferred Stock or Series 2006-A Preferred Stock of Parent on the terms and conditions set forth in the Option Agreement as in effect on the date of Amendment No. 3.

               (b)   WFRF  shall receive notice of such repayment
          at   least   10  days  prior  to  the  date   of   such
          termination;

               (c)   WFRF  shall  receive  from  Participant  and
          Borrowers, on or prior to the date of such termination, such fully authorized and executed documents or instruments as WFRF, in its Permitted Discretion, deems necessary and appropriate to evidence the full or partial satisfaction of the Obligations in an amount equal to the Participant's Investment and corresponding changes to the Loan Agreement;

               (d) the representations and warranties contained in this Agreement, the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such termination, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date or violations have been disclosed to WFRF in writing and approved in writing by WFRF);

              (e)  no Default or Event of Default under the  Loan
         Agreement or any Loan Document shall have occurred and be continuing on the date of such termination, nor shall either result from the making thereof; and

               (f) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, such repayment (or the attendant payment of such amounts to Participant by WFRF) shall have been issued and remain in force by any Governmental Authority against any Borrower or WFRF.

     6.  GENERAL

          6.1 All notices provided for herein shall be in writing and (a) mailed to the respective parties at the addresses first set forth above, or at such other addresses as either of them shall have specified to the other in writing or (b) sent by facsimile transmission to the attention of the respective persons named above at the following facsimile numbers 617.523.4027, in the case of WFRF or 678.553.4001, in the case of Participant, or in either case such other facsimile number as may be provided to the other in accordance with this section.

          6.2 This Agreement: (a) shall be binding upon and inure to the benefit of the parties hereunder and their respective legal representatives, successors, and permitted assigns; (b) shall be governed, construed, and interpreted in all respects in accordance with the laws of the Commonwealth of Massachusetts; and (c) may not be modified, amended, terminated, or otherwise changed orally or by any course of dealing or in any manner except by an agreement in writing signed by the duly authorized officer of the party to be charged.

          6.3 EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, WRIT, PROCESS, OR OTHER PAPERS MAY BE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARTY TO BE SERVED AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 6.1 HEREOF.

          6.4 Except as permitted by Borrowers, or otherwise required by applicable law or regulation, as amended, or by court order or the requirements of other competent authority and except in connection with any legal proceeding to which WFRF and/or Participant is a party, Participant shall not disclose any financial or other information of Borrowers (except for any information available to the public from any governmental office) to any third party (other than its auditors, attorneys, affiliates, WFRF, or other participants) for a period of five (5) years after the termination of the Loan Agreement.

          6.5 If any action at law or equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorneys' fees, which may be determined by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

          6.6 No term or provision contained in this Agreement, and no other agreement between the parties hereto, is intended to be, or shall it be construed to be, the formation of a partnership or joint venture between WFRF and Participant.

          6.7 It is understood and agreed that WFRF and Participant, or any affiliate of either thereof may, from time to time, lend money to or otherwise generally engage in any business with the Borrowers and any affiliate of Borrowers, and nothing herein shall limit the ability of either party hereto to enter into such transactions for its own account.

          6.8 This Agreement and the duties and obligations contained herein shall be solely for the benefit of the parties hereto, their affiliates, and future participant; no third party (including any Borrower) shall have any rights hereunder as a third party beneficiary or otherwise.

           6.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same Agreement. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

           6.10 Participant and WFRF hereby acknowledge and agree that this Agreement constitutes, and is intended to constitute, a true "back-end" participation arrangement between Participant and WFRF. Separate and apart from this Agreement, Participant has entered into the Option Agreement (as defined in the Loan Agreement) with the Parent (as defined in the Loan Agreement), pursuant to which Participant may elect to acquire certain shares of preferred stock from Parent in exchange for (a) releasing WFRF from any obligation hereunder to remit payments to Participant in respect of all or a portion of the Participant's Investment hereunder and (b) WFRF's corresponding reduction in the outstanding principal amount of the Obligations. The Option Agreement has been provided by Parent directly to Participant as an inducement to Participant to acquire the Participant's Investment hereunder. WFRF is not, and shall not be deemed to be, a party to such Option Agreement or a holder of any such investment in Parent. Participant has acquired its interest hereunder directly from WFRF, and will pay WFRF directly for its interest hereunder. Participant has not made any advances directly to Borrowers. Participant's right to receive payments hereunder are contingent upon WFRF's receipt of payments from Borrowers in accordance with the Loan Documents in all instances, and the failure of Borrowers to make such payments does not result in any enforcement right or remedy exercisable by the Participant against any of the Borrowers. Except to the extent of its rights to enforce the terms of this Agreement against WFRF (but not the Borrowers), Participant is not a party to, or beneficiary of, the Loan Agreement or the Loan Documents for any purpose. Participant has no legal recourse directly against
Borrowers in respect of Participant's Investment or the transactions contemplated by this Agreement, and all such rights and remedies are vested exclusively in WFRF. Participant acknowledges and agrees that that Participant may not maintain any independent action against Borrowers to recover all or any portion of the Participant's Investment.

           6.11 Participant hereby agrees to indemnify, defend, and hold harmless WFRF and any of its employees, officers, representatives, and agents (each, an "Indemnified Party") of and from any claim brought or threatened against any Indemnified Party (including reasonable attorneys' fees and expenses incurred in connection with the foregoing) arising out of WFRF's relationship with Participant.

           6.12 This Agreement amends, restates, modifies and replaces, but does not extinguish the obligations under, the Existing Participation Agreement, which in turn amended and restated the terms of the Original Participation Agreement.


          [Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the parties have caused these presents to be executed by their duly authorized officer affixed the day and year first above-written.


                                WFRF:

                                 WELLS  FARGO RETAIL FINANCE  II,
LLC

                                By:
                                Name:
                                Title:


                                PARTICIPANT:

                                RONHOW, LLC

                                  By:   Ronus,  Inc.,  a  Georgia
corporation


                                     By:
                                     Name:
                                     Title: